UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2005

Grant Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5511 Capital Center Drive, Suite 224, Raleigh, North Carolina		27606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-852-4482

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2005, John C. Wilson, the Company’s Chief Financial Officer announced his retirement, effective March 31, 2005, to the Company’s Board of Directors. In recognition of Mr. Wilson’s contributions to the company, the Board fully vested Mr. Wilson’s 750,000 stock options, which were granted under the Company’s Stock Incentive Plan, effective the date of his retirement. Mr. Wilson did not have an employment contract with the Company.

On February 21, 2005, the Company’s Board of Directors appointed Donald W. Rutherford to the position of Chief Financial Officer, effective April 1, 2005. Mr. Rutherford’s employment agreement has yet to be agreed upon by the Compensation Committee of the Board of Directors. Mr. Rutherford will begin working with Mr. Wilson to transition the financial functions of the company and will be paid on a per diem basis during the transition period. It is currently anticipated that Mr. Rutherford , as CFO, will devote approximately 50% of his working time to the Company, although this is subject to change.

Mr. Rutherford, age 65, is a limited partner with Tatum CFO Partners, LLP in Orange County, California, which he joined in January 2000. Tatum CFO Partners provides supplemental, interim, project, or employed executives for clients that range from emerging growth to large multinational public companies. Pursuant to such employment, Mr. Rutherford has been contracted out as an executive officer for various corporations. Since January 2004, he has been a board member and chairman of the audit committee of Performance Capital Management LLC, a public financial services company. Mr. Rutherford started his career with Coopers and Lybrand in its Toronto audit practice and is a Chartered Accountant. He holds a BASc in Industrial Engineering from the University of Toronto.

We issued a press release on February 25, 2005, announcing the retirement of Mr. Wilson and the appointment of Mr. Rutherford, which is furnished as Exhibit 99.1 to this report.

On February 21, 2005, the Company’s Board of Directors appointed Carmen Medina to the Company’s Board of Directors.

Ms. Medina, age 48, is Founder and President of Precision Consultants, Inc., headquartered in Coronado, CA. Prior to founding Precision Consultants in January 1992, Ms. Medina served as Director of Regulatory Affairs & Product Development for Ivax Corporation. From 1986 to 1992, she served as an FDA Field Investigator and Commissioned Officer in the United States Public Health Service. Ms. Medina earned a master’s degree in public health at Columbia University’s School of Public Health in 1987, and a BS at City College of NY in 1978. She has published numerous journal articles and is a frequent presenter at national and international conferences.

We issued a press release on February 24, 2005, announcing Ms. Medina as a new Board member, which is furnished as Exhibit 99.2 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

February 25, 2005	By:	Stan Yakatan

Name: Stan Yakatan
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 25, 2005 announcing CFO change
99.2	Press Release dated February 24, 2005 announcing appointment of Ms. Medina